UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2017

Washington Prime Group Inc.

Washington Prime Group, L.P.

(Exact name of Registrant as specified in its Charter)

Indiana Indiana	001-36252 333-205859	46-4323686 46-4674640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On August 1, 2017 Washington Prime Group, L.P., an Indiana limited partnership (the “Operating Partnership”) and Washington Prime Group Inc., an Indiana corporation and the sole general partner of the Operating Partnership (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, Jefferies LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters (the “Underwriters”), pursuant to which the Operating Partnership agreed to issue and sell to the Underwriters $750 million aggregate principal amount of its 5.950% notes due 2024 in a registered public offering (the “Offering”).  The Offering of the notes was made pursuant to the Operating Partnership’s and the Company’s joint shelf registration statement on Form S-3, as amended (File Nos. 333-206500 and 333-206500-01), the prospectus dated July 31, 2017 and the related prospectus supplement dated August 1, 2017.  The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type.  In addition, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities on customary terms.

Certain of the Underwriters or their affiliates are lenders under the Operating Partnership’s senior unsecured term loan dated as of May 15, 2014 (the “May 2014 Term Loan”) being repaid with a portion of the net proceeds from the Offering, and will receive a portion of those net proceeds. Additionally, certain of the Underwriters or their affiliates are lenders under the Operating Partnership’s senior unsecured term loan dated as of June 4, 2015 (the “June 2015 Term Loan”).  To the extent that a portion of the net proceeds from the Offering is used to repay amounts outstanding under the June 2015 Term Loan, certain of the Underwriters or their affiliates will receive a portion of those net proceeds.  U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., will also serve as trustee under the indenture governing the Notes and will receive customary compensation thereunder.

The description herein of the Underwriting Agreement is qualified in its entirety, and the terms thereof are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 8.01.  Other Events

On August 1, 2017, the Company issued a press release announcing the pricing of the Offering.  The Company’s press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated August 1, 2017, by and among Washington Prime Group Inc., Washington Prime Group, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, Jefferies LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein

99.1	Press Release of the Company, dated August 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Prime Group Inc.
(Registrant)

By:	/s/ Robert P. Demchak
Robert P. Demchak
Executive Vice President, General Counsel & Corporate Secretary

Washington Prime Group, L.P.
(Registrant)

By: Washington Prime Group Inc.,
its sole general partner

	By:	/s/ Robert P. Demchak
Robert P. Demchak
Executive Vice President, General Counsel & Corporate Secretary

Date: August 2, 2017